MICROBOT MEDICAL

Microbot Medical Appoints Hezi Himelfarb as General Manager and Chief Operating Officer

Seasoned Healthcare Executive Brings Broad Operational, Commercial and Capital Markets Experience

Hingham, MA – December 6, 2016 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic assisted medical technologies, today announced that Mr. Hezi Himelfarb has been appointed General Manager and Chief Operating Officer, effective immediately.  In his position, Mr. Himelfarb will report directly to Harel Gadot, Microbot Medical’s Chairman, President and Chief Executive Officer. Mr. Himelfarb will manage the Company’s day-to-day operating activities and his responsibilities include overseeing product development, clinical programs, regulatory affairs and commercialization preparation.

Mr. Himelfarb joins Microbot after serving since 2008 as the Chief Executive Officer of IceCure-Medical Ltd., a Tel Aviv Stock Exchange (TASE) listed company focused on advanced cryotherapy systems intended for the growing physician-office market. From 1999 to 2008, he was the Chief Executive Officer of Remon Medical Technologies Ltd., a developer of smart, miniature implants enabling physicians to assess and treat a variety of medical conditions, which was acquired in 2008 by Boston Scientific Corporation.  Prior to Remon, he managed Medtronic InStent Israel, which he joined after spending 14 years at Scitex Corporation, where he held positions of increasing responsibility including research and development. Mr. Himelfarb holds a B.Sc. in Electronic Engineering and an MBA, both from Tel-Aviv University.

“Hezi’s outstanding operational and leadership skills, as well as his experience in healthcare and the public capital market, strengthen our team’s core capabilities.  He is a proven leader who has successfully funded and helped guide products from initial development through the clinical and regulatory approval process and he has lead successful M&A transactions.  I am looking forward to working with him to continue advancing our initial neuro and GI products from development phase to successful commercial launch,” commented Mr. Gadot.

“Microbot Medical is addressing a serious unmet need afflicting millions of patients globally and I look forward to working with Harel and the rest of the leadership team to successfully complete our clinical development and then build the go-to-market strategy to provide physicians with our treatment solutions,” commented Mr. Himelfarb.

About Microbot Medical, Inc.

Microbot Medical is a medical device company specializing in the design and development of transformational micro-robotic medical technologies.  The Company is primarily focused on leveraging its micro-robotic technologies with the goal of allowing more physicians to treat more patients while improving surgical outcomes for the patients. The Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and TipCAT, a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical, Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

EVC Group
Michael Polyviou/Doug Sherk - Investors
mpolyviou@evcgroup.com; dsherk@evcgroup.com
212-850-6020; 415-652-9100

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